Exhibit (d) (6)
FIRST AMENDMENT TO THE
INVESTMENT SUBADVISORY AGREEMENT
BY AND BETWEEN
TRUSCO CAPITAL MANAGEMENT, INC. AND ZEVENBERGEN CAPITAL INVESTMENTS LLC
     Amendment as of April 1, 2008 to the Investment Subadvisory Agreement dated as of November 19, 2004 (the “Agreement”), by and between the Trusco Capital Management, Inc. (the “Adviser”) and Zevenbergen Capital Investments LLC (the “Subadviser”).
WITNESSETH:
WHEREAS, the Adviser and Subadviser desire to amend the Agreement to reflect the current names of the Adviser and the STI Classic Funds (the “Trust”).
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:
1.	The name of the Trust is RidgeWorth Funds.

2.	The name of the Adviser is RidgeWorth Capital Management, Inc.

3.	Except as specifically amended hereby, the Agreement remains in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Agreement to be signed by their respective duly authorized officers.

RidgeWorth Capital Management, Inc.

By:

Name:

Title:

Zevenbergen Capital Investments LLC

By:

Name:

Title: